                                                                   EXHIBIT 10.45

PRIVATE PLACEMENT NUMBER 007947A*5

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITY REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITY UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                 PROMISSORY NOTE

October 9, 2003                                                       $2,600,000

         FOR VALUE RECEIVED, ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., a Delaware corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of ALLSTATE INSURANCE COMPANY or registered assigns (the "Holder") the sum of TWO MILLION SIX HUNDRED THOUSAND and 00/100 Dollars ($2,600,000.00) on October 1, 2017 (the "Scheduled Maturity Date"). The Borrower hereby promises to pay interest on the unpaid principal balance hereof at the rate of nineteen and seventy-five hundredth percent (19.75%) per annum from the date hereof (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or otherwise. Interest shall be calculated based on a three hundred sixty (360) day year, shall commence accruing on the Issue Date and shall be payable on April 1, 2004, and on each October 1 and April 1 thereafter until the Scheduled Maturity Date or prepayment hereof. Any amounts of principal of or interest on this Note which are not paid when due shall bear interest at a per annum rate (the "Penalty Rate") equal to the lower of nineteen and 75/100 percent (19.75%) and the highest interest rate permitted by applicable law from the due date thereof until the same is paid. All payments of principal of or interest on this Note shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter provide to the Borrower by written notice made in accordance with the provisions of this Note.

         This Note is issued by the Borrower pursuant to that certain Note Purchase Agreement, dated as of October 9, 2003, by and between the Borrower and the Holder (the "Purchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Note Purchase Agreement.

         The following terms shall apply to this Note:

                                   ARTICLE I

                                 NO PREPAYMENT

         1.1 Prepayment. The principal amount due and payable under this Note and accrued interest hereon are subject to mandatory prepayment upon the prepayment in full of all Superior Indebtedness. This Note is not otherwise subject to prepayment without the consent of the Holder.

                                   ARTICLE II

                                EVENTS OF DEFAULT

The occurrence of any of the foregoing shall constitute an Event of Default hereunder.

         2.1 Failure to Pay Principal. The Borrower fails to pay the principal amount hereof when due, whether at maturity, upon acceleration or otherwise;

         2.2 Failure to Pay Interest. The Borrower fails to pay interest on this Note within fifteen (15) days of the applicable Interest Payment Date;

         2.3 Breach of Covenant. The Borrower breaches any material covenant or other material term or condition of this Note (other than as specifically provided in Sections 2.1 or 2.2 hereof) or the Purchase Agreement and such breach continues for a period of thirty (30) days after written notice thereof to the Borrower from the Holder;

         2.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Borrower or the property of the Borrower or a material adverse effect on the Holder or the rights of the Holder with respect to this Note;

         2.5 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

         2.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower; or

         2.7. Superior Indebtedness Default. An Event of Default, as such term is defined in the Mortgage and Loan Agreement, dated as of October 1, 2003 (the "Bond Loan Agreement"), by and between the City of Springdale, Arkansas, and the Borrower, shall have occurred and be continuing.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         3.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. The addresses for such communications shall be:

         If to the Borrower:

                  ADVANCED ENVIRONMENTAL RECYCLING
                  TECHNOLOGIES, INC.
                  P.O. Box 1237
                  Springdale, AR 72765
                  Delivery: 914 North Jefferson
                  Springdale, AR 72764
                  Attention: Chief Executive Officer

         If to the Holder:

                  ALLSTATE INSURANCE COMPANY
                  3075 Sanders Road, Suite G3A
                  Northbrook, IL 60062
                  Attn: Municipal Bond Portfolio Manager

Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

         3.3 Amendment Provision. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and agreed to by the Holder. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

         3.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole or in increments of $500,000 to "Accredited Investors" (as defined in Rule 501 (a) under the Securities Act of 1933, as amended).

         3.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

         3.6 Governing Law: Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in the State of Illinois, without giving effect to the principles of conflict of laws.

         3.7 Lost or Stolen Note. Upon receipt by the Borrower of (i) evidence of the loss, theft, destruction or mutilation of this Note and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Borrower, or (z) in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver new Notes, in the form hereof, in such denominations of at least $500,000 as Holder may request.

         3.8 Denominations. At the request of the Holder, upon surrender of this Note, the Borrower shall promptly issue new Notes in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $500,000 as the Holder shall request.

         3.9 Waiver of Right to Jury Trial. The Borrower hereby knowingly, voluntarily, and intentionally waives any rights it may have to a trial by jury in respect of any litigation based hereon or arising out of, under or in connection with this Note or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Holder.

         3.10 Security. The obligation of the Borrower hereunder shall be secured by the following (the "Security Documents");

                  (a) a Subordinate Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement delivered with respect to certain property of the Borrower located in Lowell, Arkansas (the "Subordinate Lowell Mortgage");

                  (b) a Subordinate Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement delivered with respect to certain property of the Borrower located in Springdale, Arkansas (the "Subordinate Springdale Mortgage");

                  (c) a Subordinate Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement delivered with respect to certain property of the Borrower located in Junction, Texas ( the "Subordinate Junction Deed of Trust"); and

                  (d) a Subordinate Patent and Trademark Security Agreement (the Subordinate Security Agreement").

         3.11 Subordination. This Note and the Security Documents shall, to the extent and in the manner set forth in the Purchase Agreement, be fully subordinated to the Superior Indebtedness, as herein defined. For all purposes of this Note, the term "Superior Indebtedness" shall mean (i) all obligations of this Borrower arising under (A) the Bond Loan Agreement, (B) the Lowell Mortgage (within the meaning of the Bond Loan Agreement), or (C) the Junction Deed of Trust (within the meaning of the Bond Loan Agreement) (together, the "Bond Documents"), as each may be supplemented and modified to the date hereof, or as the same may hereafter from time to time be further supplemented and modified and any other obligations secured by or evidencing, directly or indirectly, obligations evidenced by such Bond Documents, including post-petition interest,
(ii) all obligations of this Borrower secured on a parity with the obligations of the Borrower arising under the Bond Loan Agreement, as provided therein, and
(iii) all obligations of the Borrower to which the obligations of the Borrower arising hereunder shall be further subordinated, as provided in the Purchase Agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by duly authorized officers this 9th day of October 2003.

                                     ADVANCED ENVIRONMENTAL
                                     RECYCLING TECHNOLOGIES, INC.

                                     By: /s/ STEVE BROOKS
                                         ----------------------------
                                         Name: Steve Brooks
                                         Title: Co-CEO

                                       6